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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                           Gerber Childrenswear, Inc.
             (Exact name of registrant as specified in its charter)



            Delaware                                          62-1624764
(State of incorporation or organization)                  (I.R.S. Employer
                                                         Identification No.)

        7005 Pelham Road, Suite D, Greenville, South Carolina     29615
(Address of principal executive offices)                        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    to be so registered                         each class is to be registered
------------------------------------         -----------------------------------
 Common Stock $.01 Par Value                    New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None

Item 1.  Description of Registrant's Securities to be Registered



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         The title of the stock to be registered is Common Stock $.01 par value per share (the "Common Stock"), of Gerber Childrenswear, Inc., a Delaware corporation (the "Registrant"). A description of the securities registered hereby is included in the "Description of Capital Stock" section of the Final Prospectus filed pursuant to Section 424(b) of the Securities Act filed as part of the Registrant's Registration Statement on Form S-1, Commission File No. 333-47327 which shall be deemed to be incorporated herein by reference.


Item 2.  Exhibits

         The securities described herein are to be registered with the New York Stock Exchange, on which no other securities of the Registrant are registered. Pursuant to Part II of the Instructions as to Exhibits on Form 8-A, the following exhibits have been filed with each copy of this Registration Statement being filed with the New York Stock Exchange:

         1.   Registration Statement on Form S-1 (Commission File No.333-47327).

         2. Form of Amended and Restated Certificate of Incorporation of the Registrant. (Exhibit 3.1 to the Registration Statement).

         3.   Form of Amended and Restated Bylaws of the Registrant. (Exhibit
              3.2 to the Registration Statement).

         4.   Copy of specimen of the Registrant's Common Stock.


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                                   SIGNATURES


              Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                               GERBER CHILDRENSWEAR, INC.

                                                 /s/ Richard L. Solar

                                               By:      Richard L. Solar
                                               Title:   Senior Vice President


Dated: June 4, 1998


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